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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY
















                        TRANSFER AND SERVICING AGREEMENT

                                     between

                 ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC

                                     Issuer

                               ADVANTA BANK CORP.

                             Transferor and Servicer



                            Dated as of March 1, 2000
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                               TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

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Section 1.01.        Definitions................................................................................    1

Section 1.02.        Other Definitional Provisions..............................................................   20

Section 1.03.        Calculations...............................................................................   21

                                                ARTICLE II

                                         CONVEYANCE OF CONTRACTS

Section 2.01.        Transfer of Conveyed Assets................................................................   21

Section 2.02.        Closing....................................................................................   21

Section 2.03.        Books and Records..........................................................................   22

Section 2.04.        Grant of Security Interest.................................................................   22

                                               ARTICLE III

                                              THE CONTRACTS

Section 3.01.        Representations and Warranties of Transferor...............................................   23

Section 3.02.        Reacquisition by the Transferor Upon Breach................................................   24

Section 3.03.        Duties of Servicer.........................................................................   24

                                                ARTICLE IV

                                ADMINISTRATION AND SERVICING OF CONTRACTS

Section 4.01.        Duties of Servicer.........................................................................   25

Section 4.02.        Collection of Contract Payments............................................................   25

Section 4.03.        Realization upon Contracts.................................................................   26

Section 4.04.        Servicer Advances..........................................................................   26

Section 4.05.        Maintenance of Security Interests in Financed Equipment....................................   26

Section 4.06.        Covenants of Servicer......................................................................   26

Section 4.07.        Acquisition by Servicer of Contracts upon Breach...........................................   27

Section 4.08.        Servicing Fee..............................................................................   27

Section 4.09.        Servicer's Certificate.....................................................................   27

Section 4.10.        Annual Statement as to Compliance..........................................................   27
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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Section 4.11.        Security Deposits..........................................................................   28

                                                ARTICLE V

                            DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO NOTEHOLDERS

Section 5.01.        Establishment of Trust Accounts............................................................   28

Section 5.02.        Collections................................................................................   29

Section 5.03.        Additional Deposits........................................................................   30

Section 5.04.        Distributions..............................................................................   31

Section 5.05.        Reserve Account............................................................................   34

Section 5.06.        Statement to Noteholders...................................................................   35

                                                ARTICLE VI

                                              THE TRANSFEROR

Section 6.01.        Representations of Transferor..............................................................   37

Section 6.02.        Liability of Transferor; Indemnities.......................................................   38

Section 6.03.        Merger or Consolidation of, or Assumption of
                     the Obligations of, Transferor.............................................................   39

Section 6.04.        Limitation on Liability of Transferor and Others...........................................   39

Section 6.05.        Transferor or Issuer May Own Notes.........................................................   39

Section 6.06.        Tax Treatment..............................................................................   39

                                               ARTICLE VII

                                               THE SERVICER

Section 7.01.        Representations of Servicer................................................................   40

Section 7.02.        Indemnities of Servicer....................................................................   41

Section 7.03.        Merger or Consolidation of, or Assumption of
                     the Obligations of, Servicer...............................................................   42

Section 7.04.        Limitation on Liability of Servicer and Others.............................................   43

Section 7.05.        Advanta Bank Corp. Not To Resign as Servicer...............................................   43
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                               ARTICLE VIII

                                                 DEFAULT

Section 8.01.        Servicer Default...........................................................................   44

Section 8.02.        Appointment of Successor...................................................................   45

Section 8.03.        Notification to Noteholders................................................................   46

Section 8.04.        Waiver of Past Defaults....................................................................   46

                                                ARTICLE IX

                                           OPTIONAL ACQUISITION

Section 9.01.        Optional Acquisition of All Contracts......................................................   46

                                                ARTICLE X

                                         MISCELLANEOUS PROVISIONS

Section 10.01.       Amendment..................................................................................   46

Section 10.02.       Protection of Title to Trust Estate........................................................   47

Section 10.03.       Notices....................................................................................   49

Section 10.04.       Assignment.................................................................................   49

Section 10.05.       Limitations on Rights of Others............................................................   49

Section 10.06.       Severability...............................................................................   49

Section 10.07.       Separate Counterparts......................................................................   49

Section 10.08.       Headings...................................................................................   49

Section 10.09.       Governing Law..............................................................................   50

Section 10.10.       Assignment to Trustee......................................................................   50

Section 10.11.       Nonpetition Covenants......................................................................   50

Section 10.12.       Limitation of Liability of Trustee.........................................................   50
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SCHEDULE A -               List of Contracts [Deemed Incorporated]...................................  A-1

SCHEDULE B -               Location of Contract Files................................................  B-1

SCHEDULE C -               Servicer's Certificate....................................................  C-1

SCHEDULE D -               Officers' Certificate.....................................................  D-1
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         TRANSFER AND SERVICING AGREEMENT dated as of March 1, 2000, between
ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-1 LLC, a Nevada limited liability company (the "Issuer") and ADVANTA BANK CORP., a Utah corporation (the
"Transferor" and the "Servicer").

         WHEREAS Advanta Bank Corp. in the ordinary course of its business originates and acquires equipment leases, loans and other financing arrangements;

         WHEREAS, the Issuer desires to acquire from Advanta Bank Corp. a portfolio of such leases, loans and other equipment financing arrangements as specified in the List of Contracts delivered to the Issuer in connection with this Agreement and to acquire all of the Transferor's right, title and interest in, to and under the Contracts except for the Residual Interest in the equipment related to such Contracts which Residual Interest will be retained by the Transferor;

         WHEREAS, the Transferor has agreed to transfer the contracts, but not any Residual Interest related to such Contracts, to the Issuer on the terms set forth in this Agreement; and

         WHEREAS, the Issuer has requested that Advanta Bank Corp. service the Contracts, and Advanta Bank Corp. has agreed to service the Contracts on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Acquired Contract" means a Contract acquired as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or reacquired as of such time by the Transferor pursuant to Section 3.02.

         "Advance Payment" means, with respect to any Contract, any Scheduled Payment or a portion thereof made by or on behalf of an Obligor which does not become due until a subsequent Collection Period. Advance Payments shall be "Collections" with respect to the Collection Period to which such Advance Payment relates. Advance Payments do not include Prepayment Amounts.

         "Additional Principal" means, with respect to each Payment Date, (i) the Class E Reallocated Interest, (ii) the Class F Reallocated Principal and
(iii) if as provided in Section 5.04(b)(xvi), the Class D Principal Balance, the Class C Principal Balance, the Class B Principal Balance, the Class A Principal Balance or the Class E Principal Balance is reduced to zero, then the Class D Monthly Principal Payment Amount, Class C Monthly Principal Payment Amount, Class B Monthly Principal Payment Amount, Class A Monthly Principal Payment Amount and the Class E Monthly Principal Payment Amount, respectively, shall constitute Additional Principal and be applied as stated in Section 5.04(b)(xvi).

         "Affiliate" has the meaning assigned thereto in Section 1.01 of the Indenture.

         "Agreement" means this Transfer and Servicing Agreement, as the same may be amended and supplemented from time to time.

         "Aggregate Contract Principal Balance" means, as of any Calculation Date, the sum of the Contract Principal Balances of all Contracts as of such Calculation Date.

         "Applicable Discount Rate" means 9.0%.

         "Available Funds" means, for any Payment Date, (i) all Collections for the immediately preceding Collection Period, (ii) Servicer Advances made to cover payments due in the immediately preceding Collection Period, (iii) all Prepayment Proceeds received by the Servicer for the immediately preceding Collection Period, (iv) available earnings on the Collection Account and Reserve Account and (v) all amounts transferred from the Reserve Account and deposited into the Collection Account for such Payment Date but not including Excluded Amounts and not including any Residual Receipts.

         "Basic Documents" has the meaning assigned to such term in the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Salt Lake City, Utah, are authorized or obligated by law, regulation or executive order to remain closed.

         "Calculation Date" means for any Payment Date, the last day of the immediately preceding Collection Period. Amounts calculated from Calculation Date balances shall be calculated from such balances as of the close of business on the Calculation Date.

         "Class" means of the following classes of Notes: Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E or the Class F Interest, as applicable.

         "Class A Monthly Principal Payment Amount" means, for any Payment Date, the Class A Percentage of the Monthly Principal Amount.

         "Class A Note Interest" means, for any Payment Date the sum of Class A-1 Note Interest, the Class A-2 Note Interest and the Class A-3 Note Interest.

         "Class A Overdue Principal" means for any Payment Date the aggregate amount of the Class A Monthly Principal Payment Amount for all prior Payment Dates less aggregate amount of principal paid on the Class A Notes prior to such Payment Date not including amounts paid as Additional Principal.

         "Class A Percentage" means a fraction, expressed as a percentage, equal to (i) the sum of the Class A-1 initial principal balance of

                                       2
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$181,285,000, the Class A-2 initial principal balance of $63,269,000 and the
Class A-3 initial principal balance of $84,623,000 divided by (ii) the Initial Aggregate Contract Principal Balance and being approximately 70.0%.

         "Class A-1 Note" means a Class A-1 Note issued pursuant to the Indenture.

         "Class A-1 Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-1 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-1 Notes on the immediately following Payment
Date) divided by the initial Class A-1 Principal Balance of $181,285,000.

         "Class A-1 Note Interest" means with respect to any Payment Date, the sum of (i) the product of (A) the Class A-1 Principal Balance immediately prior to such Payment Date and, (B) one-twelfth of the Class A-1 Note Interest Rate and (ii) the Class A-1 Overdue Interest for that Payment Date; provided that the Class A-1 Note Interest for the first Payment Date will be 53.33% of the amount calculated in (i) of this definition.

         "Class A-1 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-1 Noteholder" means a holder of a Class A-1 Note.

         "Class A-1 Overdue Interest" means, with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class A-1 Note Interest due on such Payment Date over the Class A-1 Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class A-1 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-1 Note Interest Rate.

         "Class A-1 Principal Balance" means, as of any date of determination, an amount equal to the initial Class A-1 principal balance of $181,285,000 less any principal payments previously made on the Class A-1 Notes.

         "Class A-2 Note" means a Class A-2 Note issued pursuant to the Indenture.

         "Class A-2 Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-2 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-2 Notes on the immediately following Payment
Date) divided by the initial Class A-2 Principal Balance of $63,269,000.

         "Class A-2 Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class A-2 Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class A-2 Note Interest Rate and
(ii) the Class A-2 Overdue Interest for that

                                       3
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Payment Date; provided that the Class A-2 Note Interest for the first Payment
Date will be 53.33% of the amount calculated in (i) of this definition.

         "Class A-2 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-2 Noteholder" means a holder of a Class A-2 Note.

         "Class A-2 Overdue Interest" means, with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class A-2 Note Interest due on such Payment Date over the Class A-2 Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class A-2 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-2 Note Interest Rate.

         "Class A-2 Principal Balance" means, as of any date of determination, an amount equal to the initial Class A-2 principal balance of $63,269,000 less any principal payments previously made on the Class A-2 Notes.

         "Class A-3 Note" means a Class A-3 Note issued pursuant to the Indenture.

         "Class A-3 Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-3 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-3 Notes on the immediately following Payment
Date) divided by the initial Class A-3 Principal Balance of $84,623,000.

         "Class A-3 Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class A-3 Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class A-3 Note Interest Rate and
(ii) the Class A-3 Overdue Interest for that Payment Date; provided that the Class A-3 Note Interest for the first Payment Date will be 53.33% of the amount calculated in (i) of this definition.

         "Class A-3 Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class A-3 Noteholder" means a holder of a Class A-3 Note.

         "Class A-3 Overdue Interest" means, with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class A-3 Note Interest due on such Payment Date over the Class A-3 Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class A-3 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-3 Note Interest Rate.

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         "Class A-3 Principal Balance" means, as of any date of determination, an amount equal to the initial Class A-3 Principal Balance of $84,623,000 less any principal payments previously made on the Class A-3 Notes.

         "Class B Monthly Principal Payment Amount" means, for any Payment Date, the Class B Percentage of the Monthly Principal Amount.

         "Class B Note" means a Class B Note issued pursuant to the Indenture.

         "Class B Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class B Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class B Notes on the immediately following Payment
Date) divided by the initial Class B Principal Balance of $28,215,000.

         "Class B Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class B Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class B Note Interest Rate and (ii) the Class B Overdue Interest for that Payment Date; provided that the Class B
Note Interest for the first Payment Date will be 53.33% of the amount calculated in (i) of this definition.

         "Class B Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class B Noteholder" means a holder of a Class B Note.

         "Class B Overdue Interest" means, with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class B Note Interest due on such Payment Date over the Class B Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class B Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class B Note Interest Rate.

         "Class B Overdue Principal" means for any Payment Date the aggregate amount of the Class B Monthly Principal Payment Amount for all prior Payment Dates less aggregate amount of principal paid on the Class B Notes prior to such Payment Date not including amounts paid as Additional Principal.

         "Class B Percentage" means a fraction, expressed as a percentage, equal to (i) the initial Class B Principal Balance of $28,215,000 divided by (ii) the Initial Aggregate Contact Principal Balance and being approximately 6.0%.

         "Class B Principal Balance" means as of any date of determination an amount equal to the initial Class B Principal Balance being $28,215,000 less any principal payments previously made on the Class B Notes.

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         "Class C Monthly Principal Payment Amount" means, for any Payment Date, the Class C Percentage of the Monthly Principal Amount.

         "Class C Note" means a Class C Note issued pursuant to the Indenture.

         "Class C Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class C Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class C Notes on the immediately following Payment
Date) divided by the initial Class C Principal Balance of $18,810,000.

         "Class C Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class C Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class C Note Interest Rate and (ii) the Class C Overdue Interest for that Payment Date; provided that the Class C
Note Interest for the first Payment Date will be 53.33% of the amount calculated in (i) of this definition.

         "Class C Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class C Noteholder" means a holder of a Class C Note.

         "Class C Overdue Interest" means, with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class C Note Interest due on such Payment Date over the Class C Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class C Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class C Note Interest Rate.

         "Class C Overdue Principal" means for any Payment Date the aggregate amount of the Class C Monthly Principal Payment Amount for all prior Payment Dates less aggregate amount of principal paid on the Class C Notes prior to such Payment Date not including amounts paid as Additional Principal.

         "Class C Percentage" means a fraction, expressed as a percentage, equal to (i) the initial Class C Principal Balance of $18,810,000 divided by (ii) the Initial Aggregate Contact Principal Balance and being approximately 4.0%.

         "Class C Principal Balance" means as of any date, an amount equal to the initial Class C principal balance being $18,810,000 less any principal payments previously made on the Class C Notes.

         "Class D Monthly Principal Payment Amount" means, for any Payment Date, the Class D Percentage of the Monthly Principal Amount.

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         "Class D Note" means a Class D Note issued pursuant to the Indenture.

         "Class D Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class D Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class D Notes on the immediately following Payment
Date) divided by the initial Class D Principal Balance of $9,405,000.

         Class D Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class D Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class D Note Interest Rate and (ii) the Class D Overdue Interest for that Payment Date; provided that the Class D
Note Interest for the first Payment Date will be 53.33 % of the amount calculated in (i) of this definition.

         "Class D Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class D Noteholder" means a holder of a Class D Note.

         "Class D Overdue Interest" means with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class D Note Interest due on such Payment Date over the Class D Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class D Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class D Note Interest Rate.

         "Class D Overdue Principal" means for any Payment Date the aggregate amount of the Class D Monthly Principal Payment Amount for all prior Payment Dates less aggregate amount of principal paid on the Class D Notes prior to such Payment Date not including amounts paid as Additional Principal.

         "Class D Percentage" means a fraction, expressed as a percentage, equal of (i) the initial Class D Principal Balance divided by (ii) the Initial Aggregate Contract Principal Balance and being approximately 2.0%.

         "Class D Principal Balance" means, as of any date, an amount equal to the initial Class D principal balance of $9,405,000 less any principal payments previously made on the Class D Notes.

         "Class E Monthly Principal Payment Amount" means , for any Payment Date, the Class E Percentage of the Monthly Principal Amount.

         "Class E Note" means a Class E Note described in the Indenture, whether or not such note is then held by the Issuer or by another entity.

         "Class E Noteholder" means a holder of a Class E Note.

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
         "Class E Note Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class E Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class E Notes on the immediately following Payment
Date) divided by the initial Class E Principal Balance of $23,512,000.

         "Class E Note Interest" means, with respect to any Payment Date, the sum of (i) the product of (A) the Class E Principal Balance immediately prior to such Payment Date and (B) one-twelfth of the Class E Note Interest Rate and (ii) the Class E Overdue Interest for that Payment Date; provided that the Class E
Note Interest for the first Payment Date will be 53.33% of the amount calculated in (i) of this definition; provided that, for any Payment Date which relates to an Interest Period during which the Class E Notes do not bear interest, the Class E Note Interest due shall be zero.

         "Class E Note Interest Rate" has the meaning assigned to such term in the Indenture.

         "Class E Overdue Interest" means with respect to any Payment Date, the sum of:

         (i) the excess, if any, of any Class E Note Interest due on such Payment Date over the Class E Note Interest paid on such Payment Date; and

         (ii) the product of (a) the amount of Class E Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class E Note Interest Rate;

         "Class E Overdue Principal" means for any Payment Date the aggregate amount of the Class E Monthly Principal Payment Amount for all prior Payment Dates less aggregate amount of principal paid on the Class E Notes prior to such Payment Date not including amounts paid as Additional Principal.

         "Class E Percentage" means a fraction, expressed as a percentage, equal to (i) the initial Class E Principal Balance of $23,512,000 divided by (ii) the Initial Aggregate Contact Principal Balance and being approximately 5.0%.

         "Class E Principal Balance" means, as of any date of determination, an amount equal to the initial Class E Principal Balance of $23,512,000 less any principal payments previously made on the Class E Notes.

         "Class E Reallocated Interest" means for any Payment Date related to an Interest Period during which no interest accrued on the Class E Notes, an amount equal to the Class E Note Interest calculated as if the Class E Notes had accrued interest during that Interest Period.

         "Class F Floor" means that the Class F Principal Balance is equal to or less than 2% of the Initial Aggregate Contract Principal Balance.

         "Class F Interest" means the Class F Interest created under the terms of the Indenture.

         "Class F Monthly Principal Payment Amount" means, for any Payment Date, the Class F Percentage of the Monthly Principal Amount.

         "Class F Percentage" means a fraction , expressed as a percentage, of the initial principal amount of the Class F Interest divided by (ii) the Initial Aggregate Contract Principal Balance and being approximately 13.0%.

         "Class F Principal Balance" means for any Payment Date an amount equal to the Class F initial Principal Balance of $61,134,515.34 less the sum of the Class F Monthly Principal Payment Amounts for all previous payment dates, whether or not such amounts were paid.

         "Class F Reallocated Principal" means for any Payment Date when the Class F Principal Balance is equal to or less than the Class F Floor, an amount equal to the Class F Monthly Principal Payment Amount for that Payment Date.

         "Closing Date" means March 29, 2000.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

         "Collection Period" means, with respect to the first Payment Date, the calendar month ending on and including March 31, 2000 and, with respect to each subsequent Payment Date, the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the following Payment Date.

         "Collections" means all payments and other amounts received by the Servicer in respect of a Contract and the Related Property other than Residual Receipts and other than Excluded Amounts. Collections include, but are not limited to, Scheduled Payments, Prepayment Proceeds, Offset Amounts, Recoveries and Insurance Proceeds. Collections do not include Excluded Amounts and do not include Residual Receipts.

         "Commission" means the Securities and Exchange Commission.

         "Contract" means the leases and other contracts and agreements contained on the List of Contracts.

         "Contract Balance Remaining" means, for any Contract, as of any date, the aggregate (undiscounted) amount of all unpaid Scheduled Payments due under such Contract.

         "Contract Principal Balance" means as of any date of calculation with respect to a Contract, the present value of the Scheduled Payments to become due with respect to such Contract on or after the date of calculation (excluding Scheduled Payments previously due and unpaid), discounted at the same frequency as the payment interval of the related Contract at the

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Applicable Discount Rate, except that a Defaulted Contract has a Contract
Principal Balance of $0. Contracts which have been prepaid or otherwise terminated or released from the Trust Estate shall also have a Contract Principal Balance of $0.

         "Contract Files" means with respect to each Contract, the following documents:

         (i)      The executed original counterparts of the Contract;

         (ii)     A copy of any related broker agreement;

         (iii) Copies of all documents (which may be in microfiche form or on the Servicer's computerized information system), if any, that the Transferor or the Servicer keeps on file for the benefit of the Transferor in accordance with the Transferor's or Servicer's customary procedures; and

         (iv) Copies (together with all amendments, assignments, and continuations thereof and including evidence of filings with the appropriate office) of all UCC financing statements filed with respect to the Contracts, identifying the Obligor as debtor and the Transferor as secured party, if applicable.

         "Conveyed Assets" has the meaning set forth in Section 2.01 of this Agreement.

         "Corporate Trust Office" has the meaning assigned to such term in the Indenture.

         "Credit and Collection Policy" means the credit and collection policies and practices of the Servicer as the same may be modified from time to time in accordance with the terms of this Agreement.

         "Cumulative Net Loss Percentage" means with respect to each Collection Period, the percentage equivalent of a fraction, the numerator of which is the excess of (x) the aggregate amount of the Contract Principal Balances (calculated as of the date immediately before such Contract become a Defaulted Contract) of all Contracts which become Defaulted Contracts during all prior Collection Periods and including such Collection Period over (y) the aggregate amount of all Recoveries collected by the Servicer with respect to those Defaulted Contracts and the denominator of which is the Initial Aggregate Contract Principal Balance.

         "Cut-Off Date" means, with respect to the Contracts February 29, 2000.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States or any state from time to time in effect, affecting the rights of creditors generally.

         "Defaulted Contract" means any Contract (i) that is a Delinquent Contract with respect to which an Obligor is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any Security Deposit) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the Obligor in a bankruptcy proceeding.

         "Delinquent Contract" means, as of any date, a Contract as to which a Scheduled Payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Scheduled Payment.

         "Determination Date" means, with respect to any Payment Date, the third Business Day prior to such Payment Date.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means (a) the corporate trust department of the Trustee, so long as it is a paying agent under the Indenture and the obligations of the Trustee are rated at least investment grade by the Rating Agencies, or such other institution acceptable to the Rating Agencies, or (b) a depository institution (excluding the Servicer or any of its Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating in the highest rating category of the Rating Agencies or (2) a short-term unsecured debt rating or a certificate of deposit rating in the highest rating category of the Rating Agencies or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

         "Eligible Investments" mean any instrument, security or security entitlement denominated in United States dollars and not purchased at a premium and evidencing any of the following:

         (a) marketable obligations of the United States of America which are backed by the full faith and credit of the United States of America;

         (b) marketable obligations directly and fully guaranteed by the full faith and credit of the United States of America;

         (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in United States Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated "P-1" by Moody's and "F1" by Fitch (if rated by Fitch);

         (d) repurchase obligations for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

         (e) commercial paper rated at least "P-1" by Moody's and "F1" by Fitch (if rated by Fitch);

         (f) freely redeemable shares in money market funds (including funds for which the Trustee, any Noteholder or any affiliates of either of the foregoing may act as sponsor or advisor or for which any of the foregoing Persons may receive fee income) which money market funds are rated at least "Aa1" by Moody's and "AA" by Fitch (if rated by Fitch); and

         (g) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least "P-1" by Moody's and "F1" by Fitch (if rated by Fitch).

         Notwithstanding anything set forth in clauses (a) through (g) above, any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

         "Excluded Amounts" means (i) any payments received from an Obligor in connection with any insurance premiums or fees, or Taxes or other charges imposed by any Governmental Authority, (ii) any indemnity payments made by an Obligor pursuant to any Contract and (iii) all Late Fees if the Servicer has made a Servicer Advance to cover the late payment, extension fees, and other incidental charges (from whatever source) collected with respect to any Contract.

         "Eligible Contract" means a Contract which, as of the Closing Date or, where indicated, the Cut-Off Date:

         (i) (a) is with a Obligor whose billing address is in the United States or its territories and possessions and requires all payments under such Contract to be made in United States dollars and (b) is with a Obligor who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories or possessions;

         (ii) has not had any of its terms, conditions or provisions modified or waived other than in compliance with the Credit and Collection Policy;

         (iii) the payments arising under the Contract constitute an account, a general intangible or chattel paper which is evidenced by a Contract that constitutes "chattel paper" within the meaning of Section 9-105(b) of the UCC of all applicable jurisdictions and for which there is only one original of such Contract that constitutes "chattel paper" for purposes of the

UCC (other than those which are in the form of a loan which may be evidence by a promissory note);

         (iv) does not contravene any applicable federal, state and local laws and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and, with respect to which no part of such Contract thereto is in violation of any applicable law, rule or regulation;

         (v) satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

         (vi) as of the Cut-Off Date, the Contract is not a Defaulted Contract;

         (vii) as of the Cut-Off Date, the Contract is not more than 60 days delinquent; provided, however, that a Contract can be up to 90 days delinquent if the Contract Principal Balance of the Contract when aggregated with the Contract Principal Balances of all Contracts which are between 61 and 90 days delinquent is less than 2.50% of the Initial Aggregate Contract Principal Balance;

         (viii) as of the Cut-Off Date, the Contract is not a Defaulted
Contract;

         (ix) the Contract, when aggregated with the sum of the Contract Principal Balances of all other Contracts relating to a single Obligor or its affiliates, is not greater than 1% of the Initial Aggregate Contract Principal Balance;

         (x) the Contract is not subject to any guaranty by the Transferor;

         (xi) the Contract has not been restructured at any time when the Contract was delinquent by more than 60 days;

         (xii) the Contract is not a municipal contract;

         (xiii) (other than a Contract which is a loan in form), (a) contains "hell or high water" provisions requiring the related Obligor to assume all risk of loss or malfunction of the related Equipment, (b) makes the related Obligor absolutely and unconditionally liable for all payments required to be made thereunder, (c) is a triple-net lease and (d) is not cancelable at the option of the Obligor;

         (xiv) creates a valid and enforceable security or ownership interest in favor of the Transferor in the related Equipment, if any;

         (xv) has only one set of original documentation;

         (xvi) is free and clear of any lien, security interest, charge or encumbrance, other than the claims arising pursuant to the Indenture, this Agreement or which otherwise secure the Notes and obligations issued under the Indenture; provided, however, that nothing in this clause (xvi) shall prevent or be deemed to prohibit Permitted Liens;

         (xvii) is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Financed Equipment, if any, thereunder and of the benefits of any security granted thereunder;

         (xviii) does not provide for the substitution, exchange, or addition of any other items of Financed Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

         (xix) by its terms is due and payable on or within 84 months of the Closing Date and, in either event, has not had its payment terms extended other than in compliance with the Credit and Collection Policy;

         (xx) is in substantially the form of one of the standard form contracts that the Transferor uses or a form reviewed and accepted by the Transferor;

         (xxi) (a) does not preclude the pledge, transfer or assignment thereof,
(b) does not require the consent of the Obligor to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the Trustee (or prior pledger or owner thereof) to exercise its rights under the Basic Documents with respect thereto, including, without limitation, its right to review the Contract;

         (xxii) was originated or purchased by the Originator in the ordinary course of its business, (b) approved and purchased or funded in the ordinary course of the Originator's business and (c) if purchased from a broker or vendor, has been re-underwritten by the Originator in the ordinary course of the Originator's business and in compliance with its underwriting policies;

         (xxiii) either (a) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of
Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (b) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended;

         (xxiv) relates to Financed Equipment which is located in the United States of America, its territories or possessions;

         (xxv) it is not a consumer lease;

         (xxvi) no adverse selection was used in selecting the Contract for transfer to the Issuer;

         (xxvii) the information with respect to the Contract contained on the List of Contracts delivered to the Trustee is true and correct in all material respects; and

         (xxviii) all filings necessary to evidence the conveyance or transfer of the Contract to the Issuer have been made in all appropriate jurisdictions.

         "Final Scheduled Payment Date" means the February 2007 Payment Date.

         "Fitch" means Fitch IBCA, Inc.

         "Financed Equipment" means all goods, equipment or other property which secure the payment or performance of a Contract which were directly or indirectly acquired with the proceeds of such Contract, or in the case of a lease transaction, are leased by the Obligor in connection with such Contract.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" or "Noteholder" has the meaning assigned to such term in
Section 1.01 of the Indenture.

         "Indenture" means the Indenture dated as of March 1, 2000 between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

         "Initial Aggregate Contract Principal Balance" means the Aggregate Contract Principal Balance as of the Cut-Off Date, which is $470,253,515.34.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insurance Policy" means any insurance policy maintained by an Obligor (or on an Obligor's behalf by the Servicer) covering physical damage to any financed equipment relating to any Contract or the related Obligor's ability to make Scheduled Payments pursuant to such Contract.

         "Insurance Proceeds" means all payments made to the Servicer under an Insurance Policy in respect of or in lieu of any amount that has or may become due pursuant to any Contract, including any such amount received in respect of any Scheduled Payment.

         "Interest Period," means the period from and including one Payment Date to but excluding the next following Payment Date, provided that the first Interest Period will be the period from and including the Closing Date to but excluding the first Payment Date.

         "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 5.01(b).

         "Issuer" means Advanta Equipment Receivables Series 2000-1 LLC and any successors thereto.

         "Late Fees" means any interest or other amounts assessed by Advanta Bank Corp. and paid by an Obligor in excess of the Scheduled Payment due to the delinquency of such Scheduled Payment.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Contract other than mechanics' liens and any liens which attach to such Contract by operation of law as a result of any act or omission by the related Obligor.

         "List of Contracts" has the meaning assigned thereto in the Indenture.

         "Monthly Delinquency Percentage" means, for any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Contract Balance Remaining on all Contracts which are 31 or more days delinquent, determined as of the related Calculation Date and (b) the denominator of which is the aggregate Contract Balance Remaining as of the related Calculation Date.

         "Monthly Principal Amount" means, with respect to any Payment Date, the excess of (a) the Aggregate Contract Principal Balance as of the second Calculation Date preceding such Payment Date, over (b) the Aggregate Contract Principal Balance as of the Calculation Date immediately preceding such Payment Date.

         "Moody's" means Moody's Investors Service Inc.

         "Nonrecoverable Advances" means, with respect to any Contract, a Servicer Advance which the Servicer has determined it will be unable to recover, in whole or in part, with respect to such Contract.

         "Note Register" and "Note Registrar" have the meanings specified in
Section 2.04 of the Indenture.

         "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, collectively.

         "Notes of a Class" or "Class of Notes" means all Notes included in Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, whichever is appropriate.

         "Obligor" with respect to any Contract means any Person which is an obligor, lessee or guarantor thereof; provided, that in no event shall Advanta Bank Corp. or the Transferor be construed to be the Obligor with respect to any Contract due to the application of Section 3.02 or Section 4.07, as applicable.

         "Officers' Certificate" of any Person means a certificate on behalf of such Person that is signed by a manager or by any Vice President or more senior officer of such Person and states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

         "Offset Amount" means, in the event that (i) any Obligor requests that a Security Deposit be applied as an offset against such Obligor's payment obligations under a Contract or (ii) any Contract becomes a Defaulted Contract and the Servicer demands that such Obligor remit to the Servicer an amount out of the applicable Obligor's Security Deposit, an amount equal to the lesser of
(a) the amount of such Security Deposit and (b) the amount of all unpaid and remaining Scheduled Payments as payment in respect of any unpaid Scheduled Payments under the related Contract.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Transferor or the Servicer, which counsel shall be acceptable to the Trustee and/or the Rating Agencies, as applicable.

         "Outstanding" has the meaning assigned to such term in Section 1.01 of the Indenture.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

         "Payment Date" means April 17, 2000 and the 15th day of each month thereafter, or, if such day is not a Business Day, the next succeeding Business Day.

         "Permitted Lien" means any Lien for federal, state, municipal or other local Taxes and other governmental charges, so long as either (x) such Taxes or governmental charges are not at the time due and payable or (y) the Transferor is then contesting the validity of any such Taxes or charges in good faith by appropriate proceedings that have staged the enforcement thereof and there has been set aside on the appropriate entity's books any reserve that is required under generally accepted accounting principles with respect to such Taxes or charges.

         "Prepayment Amount" means with respect to any Contract including a Contract which is reacquired by the Transferor under Section 3.02 or acquired by the Servicer under Section 4.07 of this Agreement: (a) the Contract Principal Balance of such Contract (without any deduction for any security deposit paid by the related Obligor, unless such security deposit has been applied to the Contract Principal Balance pursuant to the Credit and Collection Policy and deposited into the Collection Account) as of the date of the prepayment of such Contract, plus
(b) the product of (i) the Contract Principal Balance as of the date of reconveyance and (ii) one-twelfth of the Applicable Discount Rate.

         "Prepayment Proceeds" means all payments received in prepayment of a Contract and including the Prepayment Amounts paid by the Transferor to reacquire Contracts under Section 3.02 of this Agreement or paid by the Servicer to acquire Contracts under Section 4.07 of this Agreement.

         "Rating Agencies" means Moody's and Fitch. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer, and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating on any Class of Notes.

         "Recoveries" means all amounts received or recovered by the Servicer to be applied against amounts due on a Defaulted Contract; such amounts include, but are not limited to (i) amounts received from the sale or other disposition of the Financed Equipment or the sale of the Defaulted Contract, (ii) Insurance Proceeds received as a result of the damage or destruction of the Financed Equipment, or (iii) any other payments made by or on behalf of the defaulting Obligor, including any amounts paid from a Security Deposit applied by the Servicer as a Recovery.

         "Required Reserve Amount" means the lesser of (i) $4,702,535.15 and
(ii) 100% of the sum of the principal balance of all Notes.

         "Related Property" means all right, title and interest of the Transferor in, to and under (a) the security interest in the Financed Equipment granted to the Transferor, (b) the Contract Files, (c) any proceeds with respect to the Contracts from claims on any physical damage, credit life or disability insurance policies covering financed equipment or Obligors with respect to Financed Equipment, as the case may be, and (d) the proceeds of any of the foregoing.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a).

         "Reserve Account Initial Deposit" means the initial deposit by the Transferor on the Closing Date of $4,702,535.15.

         "Residual Interest" means the ownership interest, if any, in the Financed Equipment and the Residual Receipts including, without limitation, the right to receive and retain Residual Receipts as owner thereof.

         "Residual Receipts" means for any Contract on which all Scheduled Payments have been made, with respect to any Collection Period, all residual proceeds received by the Servicer, including, without limitation, proceeds of the sale or re-lease of the Financed Equipment received by the Servicer in the event the related Obligor does not purchase the Financed Equipment at the end of the related Contract, any amounts collected by the Servicer as judgments against a Obligor or others related to the failure of such Obligor to pay the purchase option price at the end of the contract or to return the Financed Equipment, including any amounts relating to a Security Deposit applied by the Servicer as Residual Receipts, plus any other amounts which are received by the Servicer and applied against the booked residual value of such Contract in accordance with the Servicer's servicing standards during such Collection Period, in each case as reduced by any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Financed Equipment.

         "Scheduled Payment" on a Contract means for any Contract, the stated periodic payments (exclusive of any Excluded Amounts) set forth in the Contract and due from the Obligor in the related Collection Period.

         "Servicer" means Advanta Bank Corp., as the servicer of the Contracts, and each successor to Advanta Bank Corp. (in the same capacity) pursuant to
Section 7.03 or 8.02.

         "Servicer Advance" means the amount, if any, which the Servicer at its option advances with respect to Overdue Payments, in accordance with Section
4.04 of this Agreement.

         "Servicer Default" means an event specified as such in Section 8.01.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Schedule C or in such other form that is acceptable to the Trustee and the Servicer.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 4.08.

         "Servicing Fee Rate" means 1% per annum.

         "Tax" with respect to any Person means each tax, assessment or other governmental charge or levy imposed upon such Person, its income, any transaction in which it engages, or any of its properties, franchises or assets.

         "Three-Month Delinquency Percentage" means, for any Payment Date commencing with the third Payment Date, the percentage equivalent of a fraction,
(a) the numerator of which is the sum of the Monthly Delinquency Percentage for that payment date and for each of the two immediately preceding payment dates and (b) the denominator of which is three.

         "Transferor" means Advanta Bank Corp., a Utah corporation, and its successors in interest to the extent permitted hereunder.

         "Trigger Event" means the occurrence of one of the events described in
Section 5.07 of this Agreement.

         "Trust Accounts" has the meaning assigned thereto in Section
5.01(a)(ii).

         "Trust Account Property" means the Trust Accounts, all monies, instruments, securities, documents and other property held in or credited to any Trust Account from time to time (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

         "Trust Estate" means all money, instruments, documents, securities, general intangibles and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted (as defined in the Indenture) to the Trustee), including all proceeds thereof.

         "Trust Officer" means, in the case of the Trustee, any Officer within the Corporate Trust Office of the Trustee assigned to administer the Trustee's duties under the Basic Documents.

         "Trustee" means Bankers Trust Company, in its capacity as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "UCC" has the meaning assigned thereto in Section 1.01 of the Indenture.

         Section 1.02. Other Definitional Provisions. (a)Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         Section 1.03. Calculations. For all purposes of this Agreement, interest on the Notes will be calculated on the basis of a year of 360 days and twelve 30-day months.


                                   ARTICLE II

                             CONVEYANCE OF CONTRACTS

         Section 2.01. Transfer of Conveyed Assets. In consideration of the Issuer's delivery to or upon the order of the Transferor cash and the increase in the value of the Transferor's membership interest in the Issuer, the sufficiency of which is hereby acknowledged, the Transferor does hereby sell, transfer, assign, set over, contribute, quitclaim, and otherwise convey to the Issuer, without recourse (subject to the obligations of the Transferor herein) all right, title and interest of the Transferor in and to all the following, whether now owned or hereafter acquired:

         (a) the Contracts (except the right to the Residual Interest) and all moneys (including accrued interest) due or to become due, or received under the Contracts on or after the Cut-Off Date except Excluded Amounts and except any amounts received as Residual Receipts;

         (b) the Trust Accounts and all monies, instruments, documents, investment property and other property held in or credited thereto;

         (c)      the Related Property;

         (d) any proceeds with respect to the Contracts from claims on any physical damage, credit life or disability insurance policies covering financed equipment or Obligors with respect to financed equipment;

         (e) all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property and goods consisting of, arising from or related to any of the foregoing; and

         (f) the proceeds of any and all of the foregoing (collectively, the "Conveyed Assets").

         Section 2.02. Closing. The conveyance of the Contracts shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on the Closing Date, simultaneously with the issuance of the Notes. Upon the acceptance by the Transferor of the net proceeds of the Notes, the ownership of each Contract transferred on such date and the contents of the related Contract File is vested in the Issuer, subject only to the lien of the Indenture. Notwithstanding the foregoing, the assignment, transfer and conveyance set forth in Section 2.01 shall not constitute and is not intended to result in the creation, or an assumption by the Issuer of any obligation of the Transferor or any other Person in connection with the Contracts or under any agreement or instrument relating the reto, including any obligation to any

Obligors or any Affiliate of or other Person to whom the Transferor may delegate servicing duties or to insurers.

         Section 2.03. Books and Records.

         (a) In connection with the transfer, assignment, set-over and conveyance set forth in Section 2.01, the Transferor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the Contracts sold or to be sold by the Transferor hereunder, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer and assignment of the Contracts to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Issuer on or prior to the Closing Date (excluding such continuation and similar statements, which shall be delivered promptly after filing).

         (b) In connection with the sales and conveyances hereunder, the Transferor further agrees, at its own expense, on or prior to the Closing Date with respect to the Contracts to indicate on its books and records (including any computer files) that all of the Contracts have been sold to the Issuer pursuant to this Agreement. The Transferor further agrees not to alter the computer file designation referenced in this paragraph with respect to any Contract during the term of this Agreement unless and until such Contract becomes an Acquired Contract. The transfer of each Contract shall be reflected on the Transferor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Transferor to the Issuer. The Transferor shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Contract which shall be clearly marked to reflect the ownership of each Contract by the Issuer.

         Section 2.04. Grant of Security Interest. It is the intent of the parties hereto that the transfer of the Conveyed Assets by the Transferor to the Issuer pursuant to this Agreement shall be an absolute assignment and not the grant of a security interest. In the event that notwithstanding such intent the Contracts are held to continue to be property of the Transferor, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by the Transferor provided for in the Agreement shall be deemed to be and hereby is a grant by the Transferor to the Issuer of a security interest in and to all of the Transferor's right, title and interest whether now owned or hereafter acquired, in, to and under the Conveyed Assets, to secure the obligations of the Transferor hereunder. The Transferor and the Issuer shall, to the extent consistent with this Agreement, take such actions (other than delivery of the original contracts) as may be necessary to ensure that, if the conveyance of the Contracts and the Related Property by the Transferor to the Issuer pursuant to this Agreement is not deemed to be a sale, the security interest in the Conveyed Assets created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Issuer shall have all of the rights of a secured creditor under the UCC.

                                  ARTICLE III

                                  THE CONTRACTS

         Section 3.01. Representations and Warranties of Transferor. The Transferor makes the following representations and warranties as to the Contracts on which the Issuer is deemed to have relied in acquiring the Contracts. Such representations and warranties speak as of the execution and delivery of this agreement, but shall survive the transfer and assignment of the Contracts to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Title. It is the intention of the Transferor that the transfer and assignment herein contemplated constitute either (i) a sale of the Contracts or (ii) a grant of a perfected security interest therein from the Transferor to the Issuer and that the beneficial interest in and title to such Contracts not be part of the debtor's estate in the event a conservator or receiver is appointed for the Transferor. No Contract has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to each Contract, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Contract, free and clear of all Liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements pursuant to the UCC, under the UCC.

         (b) All Actions Taken. All actions (other than delivering the original Contract) necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Issuer a first priority perfected security interest or ownership interest in the Contracts, and (ii) to give the Trustee a first priority perfected security interest therein (including, without limitation, UCC filings with the Nevada and Utah Secretaries of State) have been taken.

         (c) Location of Contract Files. The Contract Files are kept at the location specified in Schedule B hereto.

         (d) Eligible Contracts. Each of the Contracts is an Eligible Contract.

         (e) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement or any other Basic Document, the performance by the Transferor of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Transferor or the Issuer or upon the collectibility of any Contract or upon the ability of the Transferor to perform its obligations under this Agreement).

         Section 3.02. Reacquisition by the Transferor Upon Breach.

         (a) The Transferor, the Servicer, or the Trustee, as the case may be, shall inform the other parties to this Agreement, promptly, in writing, upon the discovery of any breach of the Transferor's representations and warranties made pursuant to Section 3.01. Unless any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Trustee or the Servicer of such breach, the Transferor shall be obligated to reacquire any Receivable materially and adversely affected by any such breach as of such last day (or, at the Transferor's option, as of the last day of the first month following the month of the discovery).

         In consideration of the reacquisition of the Receivable, the Transferor shall remit the Prepayment Amount in the manner specified in Section 5.03. The sole remedy of each of the Issuer, the Trustee and the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Transferor to reacquire Receivables pursuant to this Section, subject to the conditions contained herein. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the reacquisition of any Contract pursuant to this Section.

         (b) The Issuer shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Receivable pursuant to this Section 3.02.

         Section 3.03. Duties of Servicer.

         (a) Contract Files. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as shall enable itself and the Issuer to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the contract files relating to all comparable contracts that the Servicer services for itself or others. The Servicer shall promptly report to the Issuer and the Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee.

         (b) Access to Records. The Servicer shall notify the Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Trustee, or duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Trustee shall instruct. The Trustee shall have access to such accounts, records and computer systems, after reasonable notice and during normal business hours.

         (c)      Safekeeping. The Servicer shall hold on behalf of the Issuer
                  (i) all file stamped copies of UCC financing statements evidencing the security interest of Advanta

                  Bank Corp. in Financed Equipment, and (ii) any and all documents, that Advanta Bank Corp. or the Transferor shall keep on file, in accordance with its customary procedures, relating to a Contract, an Obligor or Financed Equipment, and shall maintain such accurate and complete records pertaining to each Contract as shall enable the Issuer to comply with this Agreement. Upon instruction from the Trustee, the Servicer shall release any such UCC filing or other document to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.


                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 4.01. Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Contracts (other than Acquired Contracts) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable contracts that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Contracts, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is, when such release or discharge is otherwise permitted under the Basic Documents, authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustee and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Contracts or to the Financed Equipment securing such Contracts. If the Servicer shall commence a legal proceeding to enforce a Contract, the Issuer (in the case of a Contract other than an Acquired Contract) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Contract to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such Contract, the Issuer shall, at the Servicer's expense and direction, take steps to enforce such Contract, including bringing suit in its name or the name of the Trustee or the Noteholders. The Issuer shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 4.02. Collection of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable Contracts that it services for itself or others. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Contract; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Contract beyond the date one month prior to the Final Scheduled Payment Date, it shall promptly acquire the Contract from the Issuer in accordance with the terms of Section 4.07. The Servicer shall not agree to any reduction of the underlying interest rate on any Contract or, subject to the foregoing, of the amount of any Scheduled Payment on a Contract. Notwithstanding anything in this Agreement to the contrary, any Recoveries with respect to a Contract shall be paid to the Transferor, and any Defaulted Contracts shall be assigned by the Trust to the Transferor, to the extent, in either case, that the Contract Principal Balance of the Contract has been distributed as part of the Principal Distribution Amount. The Servicer shall not permit a prepayment by an Obligor at an amount less than the Prepayment Amount.

         Section 4.03. Realization upon Contracts. On behalf of the Issuer, the Servicer shall use its customary servicing procedures, to repossess or otherwise realize upon the Financed Equipment securing any Contract as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable Contracts, which may include selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which any item of Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses.

         Section 4.04. Servicer Advances. If an Obligor fails to remit its full scheduled payment on any Contract by the Calculation Date in the month in which the payment is due, then no later than one Business Day preceding the following Payment Date, the Servicer may, but is not required, to make a Servicer Advance for such overdue Scheduled Payment in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the related Collection Period (and not previously covered by an unreimbursed Servicer Advance). On each Determination Date, the Servicer shall deliver to the Trustee the Servicer's Certificate listing the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period as of the related Calculation Date, together with a listing of which such unpaid Scheduled Payments will not be the subject of a corresponding Servicer Advance. The Servicer shall remit any Servicer Advances to the Collection Account.

         Section 4.05. Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest in the Financed Equipment related to each Contract if the original value of the Financed Equipment was equal to or greater than $25,000. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuer and the Trustee in the event of the relocation of Financed Equipment, or for any other reason.

         Section 4.06. Covenants of Servicer. The Servicer shall not: (i) release the financed equipment securing any Contract from the security interest granted by such Contract in whole or in part except (A) in accordance with
Section 4.03 above or (B) in the event of payment in full (including a prepayment) by the Obligor thereunder; (ii) impair the rights of the Issuer, the

Trustee or the Noteholders in any Contract; or (iii) change the number of Scheduled Payments due under a Contract except in accordance with the terms thereof or the terms of Section 4.02.

         Section 4.07. Acquisition by Servicer of Contracts upon Breach.

         (a) The Servicer shall inform the Trustee and the Transferor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02,
         4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Transferor's election, the last day of the first following month), the Servicer shall acquire any Contract materially and adversely affected by such breach. If the Servicer takes any action pursuant to Section 4.02 that impairs the rights of the Issuer, the Trustee or the Noteholders in any Contract or as otherwise provided in Section 4.02, the Servicer shall acquire such Contract. In consideration of the acquisition of any such Contract pursuant to either of the two preceding sentences, the Servicer shall remit the Prepayment Amount in the manner specified in
         Section 5.03. Subject to Section 7.02, the sole remedy of any of the Issuer, Trustee and the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to acquire Contracts pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to Section 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Transferor, the Trustee or the Noteholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Contract.

         (b) The Issuer shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Contract pursuant to this Section 4.07.

         Section 4.08. Servicing Fee. On each Payment Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Aggregate Contract Principal Balance as of the first day of such preceding Collection Period. The Servicer shall also be entitled to any Excluded Amounts with respect to Contracts, collected (from whatever source) on the Contracts, which Excluded Amounts shall be paid to the Servicer pursuant to
Section 5.07.

         Section 4.09. Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Trustee and the Issuer, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.04 and 5.05 for the Collection Period immediately preceding the date of such Servicer's Certificate. The Trustee shall not be required to determine, confirm or recalculate the information contained in the Servicer's Certificate. Contracts to be acquired by the Servicer or to be reacquired by the Transferor shall be identified by the Servicer by account number with respect to such Contract as specified in Schedule A.

         Section 4.10. Annual Statement as to Compliance. The Servicer will deliver to the Issuer and the Trustee, not later than 90 days after the end of each fiscal year, an Officer's Certificate, dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer during the preceding 12-month period and of the Servicer's performance under this Agreement has been made under such officer's supervision and (b) nothing has come to such officer's attention to indicate that a Servicer Default (or an event which with the giving of notice or passage of time, or both, would constitute a Servicer Default) hereunder has occurred and is continuing on such last day of such fiscal year or, if a Servicer Default or such other event has so occurred and is continuing, specifying each such Servicer Default or such other event known to such officer and the nature and status thereof, and the steps, if any, necessary to remedy such Servicer Default or such other event.

         Section 4.11. Security Deposits. The Issuer acknowledges that the Security Deposits are held by the Issuer on behalf of the Obligors and the Trustee. In the event that (i) any Obligor requests that a Security Deposit be applied as an offset against such Obligor's payment obligations under a Contract or (ii) any Contract becomes a Defaulted Contract, the Servicer shall deliver to the Issuer written demand that the Issuer remit to the Servicer, on the next Business Day, out of the applicable Obligors's Security Deposit an amount equal to the Offset Amount as payment in respect of any unpaid Scheduled Payments under the related Contract. The Servicer shall deposit any Offset Amount so delivered to it into the Collection Account no later than the end of the Collection Period in which the Offset Amount is applied. The Servicer shall not be required to remit from its own funds any Offset Amounts not received from the Issuer. The Servicer shall notify the Issuer in writing of any demand it receives from an Obligor for refund of such Obligor's Security Deposit at the end of the term of the related Contract.

         In no event shall the Trustee or any Noteholder be liable to any Obligor with respect to the Security Deposits. The Issuer shall indemnify and hold harmless the Trustee and its officers, directors, agents and employees and the Noteholders for any loss, cost and expense (including legal fees and expenses incurred by such parties in connection with the prosecution of claims made in connection therewith) suffered as a result of the Issuer's misappropriation or misapplication of any Security Deposit received from an Obligor. This right of indemnification shall survive the termination of this Agreement and any earlier removal or resignation of the Trustee.


                                   ARTICLE V

                            DISTRIBUTIONS; ACCOUNTS;
                            STATEMENTS TO NOTEHOLDERS

         Section 5.01. Establishment of Trust Accounts.

                  (a) (i) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (i) The Servicer, for the benefit of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders.

                  (ii) Funds on deposit in the Collection Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Trustee in Eligible Investments selected by the Servicer; provided, however, it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Noteholders; provided, however, that on each Payment Date all investment earnings (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds as directed in the Monthly Servicer Report. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the immediately following Payment Date; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Trustee which may mature so that such funds will be available on the Payment Date. Notwithstanding the other provisions of this Agreement, the funds in the Collection Account or the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date and are not to be sold to meet any shortfalls if the Rating Agency Condition is satisfied with respect to such investments. Funds deposited in a Trust Account on a Business Day which immediately precedes a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

                  (b) The Trustee shall possess all right, title and interest in all monies, securities, instruments and other property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such monies, securities, instruments and other property (together with all earnings, dividends, distributions, income, issues, and profits relating thereto) shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. So long as the Trustee is an Eligible Institution, any Trust Account may be maintained with it in an Eligible Deposit Account.

         Section 5.02. Collections. (a) Except as otherwise provided in this Agreement, the Servicer and the Issuer shall deposit to the Collection Account any Collections including any Advance Payments received by any of them as soon as practicable (and, in any event, within two Business Days of receipt and identification thereof) after their respective receipt thereof. Notwithstanding anything else in this Agreement to the contrary, for so long as Advanta Bank Corp. or an Affiliate thereof remains the Servicer and (x) maintains a short-term debt rating of

A-1 by S&P, P-1 by Moody's and F1 by Fitch (if rated by Fitch) (or such other rating above A-1, P-1 or F1 (if rated by Fitch), as the case may be), or (y) the Servicer has provided to the Trustee a letter of credit with an institution that maintains a short-term debt rating of P-1 by Moody's and which covers the collection risk of the Servicer, the Servicer and the Issuer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but the Servicer may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the date which is the Business Day immediately preceding each Payment Date following the Collection Period in which the deposits were to have been made into the Collection Account.

         (b) Notwithstanding the foregoing, the Trustee at the written direction of the Servicer and/or the Servicer may deduct from amounts otherwise specified for deposit to the Collection Account any amounts previously deposited by the Trustee or the Servicer into the Collection Account but which are (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits or which amounts were rebated to the Obligor.

         (c) The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders; provided, however, that the Trustee may conclusively rely on the information and instructions provided by the Servicer in determining the amount of any withdrawals or payments to be made from either such account for the purposes of carrying out the Trustee's duties under this Agreement and the Indenture. Neither the Trustee nor the Servicer shall have any right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Servicer, the Obligors, the Trustee, or any Noteholder.

         (d) The Trustee shall credit all net investment earnings on the Collection Account, as collected, on a monthly basis to the Collection Account.

         Section 5.03. Additional Deposits. The Servicer and the Transferor shall deposit or cause to be deposited in the Collection Account the Prepayment Proceeds received from the Transferor, the Servicer or the Obligors as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid by the Transferor to reacquire Contracts under Section 9.01 of this Agreement. The Servicer and the Transferor will deposit the Prepayment Proceeds to the Collection Account as received, unless the Servicer shall be permitted to make deposits monthly prior to each Payment Date pursuant to Section 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Prepayment Proceeds paid by itself and the Transferor separately.

         Section 5.04.     Distributions.

         (a) On or prior to each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be paid as interest and as principal on the notes and the amount, if any, to be deposited into the Reserve Account.

         (b) On the Payment Date, unless a Trigger Event has occurred and has not been cured the Trustee (based solely on information contained in the Servicer's Certificate) will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

         (i) from the Available Funds, the fees and expenses of the Trustee then due and payable (including legal fees and expenses); provided that the amount of fees and expenses of the Trustee which may be paid under this provision (i) shall, unless a Servicer Default or an Event of Default (as defined in the Indenture) has occurred, be limited to a cumulative $50,000 per 12-month period, so that to the extent the fees and expenses of the Trustee are less than $50,000 (or such greater amount as then is applicable) in a 12-month period, the excess shall be carried forward and added to the amount which could otherwise be paid in the next 12-month period. If a Servicer Default or an Event of Default has occurred, the amount which may be paid under this provision and under the FIRST priority in Section 5.04(b) of the Indenture for Trustee's fees and expenses, shall be limited to $250,000 each year provided that amount shall be renewed each year;

         (ii) from the Available Funds, to the Servicer, any Nonrecoverable Advances;

         (iii) from the Available Funds then remaining in the Collection Account to the Servicer, the Servicing Fee then due;

         (iv) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest for such Payment Date to be applied pro rata based on interest due with respect to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes;

         (v) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest for such Payment Date;

         (vi) from the Available Funds then remaining in the Collection Account, to the Class C Noteholders, the Class C Note Interest for such Payment Date;

         (vii) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Note Interest for such Payment Date;

         (viii) from the Available Funds then remaining in the Collection Account, to the Class E Noteholders, the Class E Note Interest, if any for such Payment Date; or if the Class E Notes did not bear interest during the Interest Period preceding such Payment Date, an amount equal to the Class E Reallocated Interest will be treated as Additional Principal and will be paid pro rata to the holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and, with respect to that amount allocated to the holders of the Class A Notes will be paid sequentially to the Class A-1 Notes until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Notes until the Class A-2 Principal Balance is reduced to zero and then to the Class A-3 Notes until the Class A-3 Principal Balance is reduced to zero;

         (ix) from the Available Funds then remaining in the Collection Account, the Class A Monthly Principal Payment Amount plus any Class A Overdue Principal shall be paid sequentially to the Class A Noteholders so that such monthly payments will be used first to pay the Class A-1 Notes until the Class A-1 Principal Balance has been reduced to zero, then to pay the Class A-2 Notes until the Class A-2 Principal Balance has been reduced to zero and then to pay the Class A-3 Notes until the Class A-3 Principal Balance has been reduced to zero;

         (x) from the Available Funds then remaining in the Collection Account, until the Class B Principal Amount has been reduced to zero, the Class B Monthly Principal Payment Amount plus Class B Overdue Principal shall be paid to the Class B Noteholders;

         (xi) from the Available Funds then remaining in the Collection Account, until the Class C Principal Amount has been reduced to zero, the Class C Monthly Principal Payment Amount plus Class C Overdue Principal shall be paid to the Class C Noteholders;

         (xii) from the Available Funds then remaining in the Collection Account, until the Class D Principal Amount has been reduced to zero, the Class D Monthly Principal Payment Amount plus Class D Overdue Principal shall be paid to the Class D Noteholders;

         (xiii) from the Available Funds then remaining in the Collection Account, the Class E Monthly Principal Payment Amount plus Class E Overdue Principal shall be paid to the Class E Noteholders;

         (xiv) from the Available Funds then remaining in the Collection Account, to the Reserve Account, the amount needed to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

         (xv) from the Available Funds then remaining in the Collection Account until the Class F Principal Balance has been reduced to the Class F Floor, an amount equal to the Class F Monthly Principal Payment Amount will be paid to the Issuer as owner of the Class F Interest;

         (xvi) if the Class F Principal Balance has been reduced to or below the Class F Floor, then, from the Available Funds then remaining in the Collection Account, an amount equal to the Class F Monthly Principal Payment Amount shall be treated as Additional Principal and paid as follows: (i) to the Class D Noteholders until the Class D Principal Balance is reduced to zero, (ii) then to the Class C Noteholders until the Class C Principal Balance is reduced to zero,
(iii) then to the Class B Noteholders until the Class B Principal Balance is reduced to zero, (iv) then to the Class A-1 Noteholders until the Class A-1 Principal Balance is reduced to zero, (v) then to the Class A-2 Noteholders until the Class A-2 Principal Balance is reduced to zero, (vi) then to the Class A-3 Noteholders until the Class A-3 Principal Balance is reduced to zero, (vii) then to the Class E Noteholders until the Class E Principal Balance is reduced to zero and (viii) finally to the holder of the Class F Interest; if the Class D Principal Balance is reduced to zero, then the an amount equal to the Class D Monthly Principal Payment Amount shall be treated as Additional Principal and paid as follows: (i) to the Class C Noteholders until the Class C Principal Balance is reduced to zero, (ii) then to the Class B Noteholders until the Class B Principal Balance is reduced to zero, (iii) then to the Class A-1 Noteholders until the Class A-1 Principal Balance is reduced to zero, (iv) then to the Class A-2 Noteholders until the Class A-2 Principal Balance is reduced to zero, (v) then to the Class A-3 Noteholders until the Class A-3 Principal Balance is reduced to zero, (vi) then to the Class E Noteholders until the Class E Principal Balance is reduced to zero and (vii) finally to the holder of the Class F Interest; if the Class C Principal Balance is reduced to zero, then the an amount equal to the Class C Monthly Principal Payment Amount shall be treated as Additional Principal and paid as follows: (i) to the Class B Noteholders until the Class B Principal Balance is reduced to zero, (ii) then to the Class A-1 Noteholders until the Class A-1 Principal Balance is reduced to zero, (iii) then to the Class A-2 Noteholders until the Class A-2 Principal Balance is reduced to zero, (iv) then to the Class A-3 Noteholders until the Class A-3 Principal Balance is reduced to zero, (v) then to the Class E Noteholders until the Class E Principal Balance is reduced to zero and (vi) finally to the holder of the Class F Interest; if the Class B Principal Balance is reduced to zero, then the an amount equal to the Class B Monthly Principal Payment Amount shall be treated as Additional Principal and paid as follows: (i) to the Class A-1 Noteholders until the Class A-1 Principal Balance is reduced to zero, (ii) then to the Class A-2 Noteholders until the Class A-2 Principal Balance is reduced to zero, (iii) then to the Class A-3 Noteholders until the Class A-3 Principal Balance is reduced to zero, (iv) then to the Class E Noteholders until the Class E Principal Balance is reduced to zero and (v) finally to the holder of the Class F Interest; if the Class A-1 Principal Balance, Class A-2 Principal Balance and Class A-3 Principal Balance are reduced to zero, then the an amount equal to the Class A Monthly Principal Payment Amount shall be treated as Additional Principal and be paid as follows: (i) to the Class E Noteholders until the Class E Principal Balance is reduced to zero and (v) finally to the holder of the Class F Interest; and if the Class E Principal Balance is reduced to zero, the Class E Monthly Principal Payment Amount shall be paid to the Class F Interest until the Class F Principal Balance has been reduced to zero; and

         (xvii) then to pay any remaining fees and expenses of the Trustee;

         (xviii) then to the Issuer any remaining Available Funds on deposit in the Collection Account.

         (c) On the Payment Date, if a Trigger Event has occurred and has not been cured, then the provisions of subsection (b) above shall be changed such that the payments shall be made as provided in (i) through (viii) of such provision (b), however, for so long as any Notes remain Outstanding or until the Trigger Event is cured, the provisions beginning with (ix) shall no longer apply and the remaining Available Funds will be paid as follows:

         (i) from the Available Funds then remaining in the Collection Account, to the Class A-1 Noteholders to pay principal until the Class A-1 Principal Balance is reduced to zero, then to the Class A-2 Noteholders to pay principal until the Class A-2 Principal Balance is reduced to zero, then to the Class A-3 Noteholders to pay principal until the Class A-3 Principal Balance is reduced to zero, then to the Class B Noteholders to pay principal until the Class B Principal Balance is reduced to zero, then to the Class C Noteholders to pay principal until the Class C Principal Balance is reduced to zero, then to the Class D Noteholders to pay principal until the Class D Principal Balance is reduced to zero, then to the Class E Noteholders until the Class E Principal Balance is reduced to zero, then to the Class F Interest to pay principal until the Class F Principal Balance is reduced to zero;

         (ii) then to pay any remaining fees and expenses of the Trustee; and

         (iii) then to the Issuer any remaining Available Funds on deposit in the Collection Account.

         (d) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested in writing by such Noteholder, by wire transfer to the account designated in writing delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share of such payment.

         Section 5.05. Reserve Account.

         (a) On the Closing Date, the Transferor shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Servicer shall determine the Required Reserve Amount for each Payment Date.

         (b) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment
Date) is greater than the Required Reserve Amount for such Payment Date, the Servicer shall instruct the Trustee to distribute the amount of such excess to the Issuer. Amounts properly distributed to the Transferor pursuant to this
Section 5.05(b) shall be deemed released from the Trust and the security interest therein granted to the Trustee, and the Transferor shall in no event thereafter be required to refund any such distributed amounts.

         (c) In the event that the sum of the distributions to be made pursuant to subsections 5.04(b)(i) through (xiii) with respect to any Payment Date exceeds the Available Funds otherwise available to be distributed in respect thereof on such Payment Date, the Trustee shall withdraw from the Reserve Account on such Payment Date, upon receipt of the instruction from the Servicer pursuant to Section 5.04(b), to the extent of funds available therein, an amount equal to such excess, and the Trustee shall use such amounts as Available Funds.

         (d) If a Trigger Event occurs, then the Trustee, upon the direction of the Servicer shall on the first Payment Date following the occurrence of the Trigger Event, withdraw the full amount on deposit in the Reserve Account and deposit such amount into the Collection Account to be used as Available Funds on that Payment Date.

         (e) Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Reserve Account shall be treated as money or property collected by the Trustee and applied by the Trustee in the priority provided in Section 5.04(b) of the Indenture.

         Section 5.06. Statement to Noteholders. Provided that the Servicer shall have delivered to the Trustee the Servicer's Certificate on the preceding Determination Date containing all information necessary to enable the Trustee to make all distributions pursuant to Section 5.04 (b) and, if applicable, Section 5.04(c) hereof, then on each Payment Date, the Trustee will forward to each Rating Agency, and mail to each Noteholder, a statement based solely on such Servicer's Certificate, not later than such Payment Date, setting forth the following information (per $1,000 of initial Class A-1 Principal Balance, initial Class A-2 Principal Balance, initial Class A-3 Principal Balance, initial Class B Principal Balance, initial Class C Principal Balance, initial Class D Principal Balance and initial Class E Principal Balance (as the case may be) as to (i) and (ii) below:

                  (i) The amount of such payment allocable to the Class A Monthly Principal Payment Amount, Class B Monthly Principal Payment Amount, Class C Monthly Principal Payment Amount, the Class D Monthly Principal Payment Amount, the Class E Monthly Principal Payment Amount and the Class F Monthly Principal Payment Amount, as applicable;

                  (ii) The amount of such payment allocable to such Class A-1
         Note Interest, Class A-2 Note Interest, Class A-3 Note Interest, Class B Note Interest, Class C Note Interest or Class D Note Interest and, if any, the Class E Note Interest, as applicable;

                  (iii) The aggregate amount of fees and compensation received by the Servicer and the Trustee for the related Collection Period;

                  (iv) The aggregate Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class B Principal Balance, Class C Principal Balance and the Class D Principal Balance, the Class E Principal Balance, as applicable, and the Class A-1 Note Factor, Class A-2 Note Factor, Class A-3 Note Factor, Class B Note Factor, Class C Note Factor, the Class D Note Factor and the Class E Note Factor, after taking into account all distributions made on such Payment Date, the Aggregate Contract Principal Balance and the Collateral Factor;

                  (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  (vi) The aggregate Contract Principal Balance for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts;

                  (vii) The amount on deposit in the Reserve Account;

                  (viii) 31-60, 61-90 and greater than 90 days delinquencies as of the end of the related Collection Period;

                  (ix) Prepayment Amounts received during the related Collection Period from the Transferor or the Servicer for contracts repurchased or purchased as a result of the breach of representations and warranties; and

                  (x) The calculation as of such Payment Date of the Cumulative Net Loss Percentage, the Three - Month Delinquency Percentage and the Monthly Delinquency Percentage;

         provided, however, the Trustee may deliver a copy of the Servicer's Certificate to each Noteholder and Rating Agency in satisfaction of the requirement set forth in this Section.

         The Servicer and the Trustee shall furnish to each Noteholder, on written request, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Noteholder and at the expense of such requesting party all such reports or information to be provided by and in accordance with such written applicable instructions and directions as the Noteholder may reasonably require and as the Servicer and the Trustee may reasonably be able to produce. A Noteholder may, by written notice to the Trustee, waive receipt of any reports. The Trustee's obligation under this provision shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

         The Servicer shall, in addition, provide appropriate Federal income tax information to the Trustee for use in providing information to Noteholders.

         Section 5.07. Provisions Relating to Trigger Events. Each of the following is a Trigger Event (each a "Trigger Event"):

         (1) Advanta Bank Corp. or an affiliate is no longer the Servicer;

         (2) the Three-Month Delinquency Percentage related to any Calculation Date is greater than 10.50%;

         (3) the Cumulative Net Loss Percentage as of any calculation date occurring during the following periods, exceeds the Loss Trigger Level Percentage set forth below:

          Period                                                              Loss Trigger Level Percentage
          ------                                                              -----------------------------
          First Collection Period through the twelfth
          Collection Period                                                                   4.50%

          Thirteenth Collection Period through the
          twenty-fourth Collection Period                                                     6.00%

          Twenty-fifth Collection Period and thereafter                                       7.25%

         Notwithstanding the foregoing: (i) if the Trigger Event relating to the Three-Month Delinquency Percentage has occurred, it may be cured if the Three-Month Delinquency Percentage for any subsequent Collection Period is less than or equal to 10.50% and (ii) if the Trigger Event relating to the Cumulative Net Loss Percentage has occurred, it may be cured if the Cumulative Net Loss Percentage, although it exceeds the "Loss Trigger Level Percentage" in a prior Collection Period, is less than or equal to the "Loss Trigger Level Percentage" in a subsequent Collection Period.


                                   ARTICLE VI

                                 THE TRANSFEROR

         Section 6.01. Representations of Transferor. The Transferor makes the following representations on which the Issuer is deemed to have relied in acquiring the Contracts. The representations speak as of the execution and delivery of this Agreement and shall survive the transfer of the Contracts to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Utah with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Contracts.

         (b) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Contract unenforceable that would otherwise be enforceable by the Transferor.

         (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full power and authority to transfer and assign the Contracts and other property to be transferred and assigned to and deposited with the Issuer and the Transferor has duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and each of the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary corporate action.

         (d) FDIC Insurance. The deposits of the Transferor are insured by the Federal Deposit Insurance Corporation.

         (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (f) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

         (g) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any other of the Basic Documents or (iv) which might adversely affect the Federal or state income tax attributes of the Notes.

         Section 6.02. Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

         (a) The Transferor shall indemnify, defend and hold harmless the Issuer, the Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuer or the Trustee or their respective officers, directors, and agents with respect to the transfer of the Contracts to the Issuer or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

         (b) The Transferor shall indemnify, defend and hold harmless the Issuer and the Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of (i) the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Transferor's or the Issuer's violation or alleged violation of Federal or state securities laws in connection with the offering and sale of the Notes.

         Indemnification under this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section 6.02 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts collected from others to the Transferor, without interest.

         Section 6.03. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any corporation (i) into which the Transferor may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Transferor shall be party, or (iii) succeeding to the business of the Transferor substantially as a whole shall be the successor to the Transferor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and which corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Transferor under this Agreement and all other Basic Documents; provided, however, that immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached.

         Section 6.04. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 6.05. Transferor or Issuer May Own Notes. The Transferor or the Issuer and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes or the Class D Notes with the same rights as it would have if it were not the Transferor or Issuer or an Affiliate thereof, except as expressly provided herein (including, without limitation, the definition of "Outstanding" contained in the Indenture) or in any Basic Document. The Transferor and the Issuer agree that they shall not transfer any interest in Notes (including the Class E Notes) or the Class F Interest or, its membership interest in the Issuer or any rights hereunder without delivering an Opinion of Counsel that such transfer will not cause the Issuer to be taxable as an association or publicly traded partnership treated as a corporation for federal income tax purposes.

         Section 6.06. Tax Treatment. The Transferor has structured this Agreement, the Indenture and any related agreement with the intention that the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and, upon transfer to a party which is not the Issuer, the Transferor or an Affiliate, the Class E Notes will qualify under applicable federal, state, and local income and franchise tax law as indebtedness of the Transferor secured by the Contracts and the Issuer shall be disregarded as a separate entity for such purposes. The Transferor, the Servicer, and the Issuer agree to treat and to take no action inconsistent with the treatment of the Notes (or any beneficial interest therein) as such indebtedness for purposes of federal, state, and local income and franchise tax law and for purposes of any other tax imposed on or measured by income.


                                  ARTICLE VII

                                  THE SERVICER

         Section 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Contracts. The representations speak as of the execution and delivery of the Agreement (or as of the date a Person (other than the Trustee) becomes Servicer pursuant to Sections 7.03 and 8.02, in the case of a successor to the Servicer) and shall survive the transfer of the Contracts to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state if Utah and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire, own, transfer and service the Contracts.

         (b) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any material Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any material law or, to the best of the Servicer's knowledge, any material order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (e) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any of the other Basic Documents; or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

         (f) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuer or upon the collectibility of any Contract or upon the ability of the Servicer to perform its obligations under this Agreement).

         Section 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Transferor and the Noteholders and any of the officers, directors and agents of the Issuer, the Trustee and the Transferor from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Transferor) thereof of any Financed Equipment.

         (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee and the Transferor and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer or the Transferor, not including any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Issuer or the issuance and original sale of the Notes, or Federal or other income taxes arising out of distributions on the Notes) and (ii) costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Transferor and the Noteholders and any of the officers, directors and agents of the Issuer, the Trustee and the Transferor from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

         (d) The Servicer shall indemnify, defend and hold harmless the Trustee and their respective officers, directors, employees and agents (which are retained pursuant to the Indenture or this Agreement) from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, in the case of the Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability is otherwise reimbursed.

         (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate, other than any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Issuer or the Transferor or the issuance and original sale of the Notes, or Federal or other income taxes arising out of distributions on the Notes.

         For purposes of this Section, in the event of the termination of the rights and obligations of Advanta Bank Corp. (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement. Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation if the indemnitee prevails in any action for which indemnification is sought. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         Section 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such corporation in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer hereunder. Any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall be a corporation organized and existing under the laws of the United States or any State and have a tangible net worth of at least $20,000,000. The Servicer shall provide prompt written notice of the effectiveness of any such event to the Issuer and the Trustee.

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
         In addition to the provisions set forth in the preceding paragraph, if the Servicer is Advanta Bank Corp. or an Affiliate thereof, the Servicer may transfer all of its duties, obligations, rights and privileges as Servicer under this Agreement to an Affiliate of Advanta Bank Corp. provided that (i) the then Servicer shall give 30 days prior written notice of such change to the Trustee, the Issuer and the entity assuming the servicer position shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee agreeing to perform every obligation of the Servicer hereunder and (ii) the entity assuming the servicer position shall deliver to the Trustee written evidence that the Rating Agency Condition has been satisfied. Upon the execution and delivery to the Trustee of such written assumption and delivery of evidence of the satisfaction of the Rating Agency Condition and delivery to the Trustee of an Opinion of Counsel to the effect that all conditions precedent to such assumption have been complied with and that such assumption is authorized and permitted by this Agreement, the Affiliate of Advanta Bank Corp. shall become the Servicer hereunder without any further act on the part of any of the parties hereto and the entity serving as Servicer prior to such assumption shall be relieved of all duties hereunder and shall cease to be the Servicer. Any affiliate of Advanta Bank Corp. which becomes a Servicer under this paragraph shall be required to have a tangible net worth of at least $20,000,000.

         Section 7.04. Limitation on Liability of Servicer and Others. No directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee, the Issuer or any of the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Trust Estate in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may take any such action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee hereunder. In the event the Servicer takes such action, the reasonably incurred legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Servicer shall be entitled to be reimbursed therefor in accordance with the terms hereof.

         Section 7.05. Advanta Bank Corp. Not To Resign as Servicer. Except as provided in Section 7.03, Advanta Bank Corp. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of Advanta Bank Corp. shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Advanta Bank Corp. in accordance with Section 8.02.

                                  ARTICLE VIII

                                     DEFAULT

         Section 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer (i) to deliver to the Trustee for deposit in any of the Trust Accounts any required payment or (ii) to direct the Trustee to make any required distribution therefrom in either case that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or

         (b) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of holders of the investor notes and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Trustee or (B) to the Servicer, and to the Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes entitled to vote; or

         (c) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement (a "Servicer Termination Event"). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Contracts or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Contract and the transfer to the successor Servicer of the Contract Files. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and
(y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice in writing from the majority Noteholders or the Servicer of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the Rating Agencies.

         Section 8.02. Appointment of Successor.

         (a) Upon the Servicer's receipt of notice of termination, pursuant to
         Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Issuer shall appoint a successor Servicer, or if the Issuer fails to appoint a successor Servicer, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee (such acceptance not to be unreasonably withheld). In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor Servicer, the Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the Contracts to the satisfaction of the Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than $20,000,000 and whose regular business shall include the servicing of Contracts comparable with the contracts, as the successor to the Servicer under this Agreement.

         The Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed hereunder, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of Advanta Bank Corp. or any other servicer in office prior to its termination or resignation.

         (b) Upon appointment, the successor Servicer (including the Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and Excluded Amounts to the extent it is to reimburse amounts expended by the Servicer accruing or collected, as the case may be, after the successor Servicer becomes the Servicer, as set forth above, and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         (c) Subject to the Trustee's right to appoint a successor Servicer pursuant to Section 8.02(a) after the Trustee has become the existing Servicer pending the appointment of and acceptance by a successor Servicer, the existing Servicer may not resign unless it is prohibited from serving as such by law.

         (d) Notwithstanding any other provision of this Agreement, neither the Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of Advanta Bank Corp. or any Servicer (i) to cooperate with the Trustee or any successor Servicer pursuant to Section 8.01, (ii) to deliver funds required to be deposited to any Trust Account, or (iii) to deliver files or records relative to the Contracts as may be requested by the Trustee or successor Servicer.

         Section 8.03. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Noteholders and to the Rating Agencies in the manner provided for in the Indenture.

         Section 8.04. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                              OPTIONAL ACQUISITION

         Section 9.01. Optional Acquisition of All Contracts. On any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than 10% of the Initial Aggregate Contract Principal Balance, the Servicer shall have the option to require the Transferor to reacquire all of the Contracts and the Transferor agrees, that if the Servicer elects to cause the redemption of the remaining Notes, that the Transferor will reacquire all of the remaining Contracts at a price sufficient to provide to the Issuer funds sufficient to pay the redemption price and accrued interest to the redemption date. Any such redemption of the Notes shall be as provided in Section 10.01 of the Indenture.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.01. Amendment. The Agreement may be amended by the Transferor, the Servicer and the Issuer, with the consent of the Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Noteholder.

         This Agreement may also be amended from time to time by the Transferor, the Servicer and the Issuer, with the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

         Prior to the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to the Trustee.

         It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         Section 10.02. Protection of Title to Trust Estate.

         (a) The Transferor shall take all actions necessary (other than delivery of the original Contracts), and the Issuer shall cooperate with the Transferor, if applicable, to perfect, and maintain perfection of, the interests of the Issuer and the Trustee in the Contracts. In addition, without limiting the rights of the Trustee or the Issuer specified in the immediately preceding sentence, the Transferor shall execute and file and cause to be executed and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Issuer and the interest of the Trustee in the Contracts and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) The Transferor shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the interest of the Issuer or the Trustee is not adversely affected).

         (c) Each of the Transferor and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly, if applicable, file any such amendment. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

         (e) The Servicer shall maintain its contract management system so that, from and after the time of transfer under this Agreement of the Contracts, the Servicer's contract management system (including any backup archives) that refer to a Contract shall indicate clearly the interest of the Issuer (which interest has been acquired from the Transferor) and the Trustee in such Contract and that such Contract is owned by or has been pledged to the Issuer and has been pledged to the Trustee. Indication of the Issuer's interest (which interest has been acquired from the Transferor) and the Trustee's interest in a Contract shall be deleted from or modified on the Servicer's contract management system when, and only when, the related Contract shall have been paid in full or reacquired.

         (f) If at any time the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in contracts comparable with the Contracts, to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been transferred and is owned by or has been pledged to the Issuer and has been pledged to the Trustee.

         (g) The Servicer shall permit the Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contract.

         (h) Upon reasonable request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Contracts (by contract number and name of Obligor) then held by the Trustee, together with a reconciliation of such list to the List of Contracts and to each of the Servicer's Certificates furnished before such request indicating Contracts removed from the lien of the Indenture.

         (i) The Servicer shall deliver to the Trustee promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions (other than delivering the original Contracts) have been taken that are necessary fully to perfect the interests of the Trustee in the Contracts, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

         Section 10.03. Notices. All demands, notices and communications upon or to the Transferor, the Servicer, the Issuer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Transferor, to Advanta Bank Corp., 11850 South Election Road, Draper, Utah 84020, (b) in the case of the Servicer, to Advanta Bank Corp., 11850 South Election Road, Draper, Utah 84020, and (c) the case of the Issuer, to Advanta Equipment Receivables Series 2000-1 LLC, 639 Isbell Road, Suite 390-1, Reno, Nevada 89509; and (d) in the case of the Trustee, Corporate Trust Office or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Transferor or the Servicer.

         Section 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Servicer, the Issuer, the Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 10.09. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.10. Assignment to Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Contracts and the other property constituting the Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

         Section 10.11. Nonpetition Covenants.

         (a) Notwithstanding any prior termination of this Agreement, the Servicer (in its capacity as Transferor or Servicer) and the Trustee shall not at any time with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Issuer and the Trustee shall not at any time with respect to the Transferor, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor.

         Section 10.12. Limitation of Liability of Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Bankers Trust Company not in its individual capacity but solely as Trustee, and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                ADVANTA EQUIPMENT RECEIVABLES
                                  SERIES 2000-1 LLC



                                By: /s/ Mark Shapiro
                                   ---------------------------------------------
                                      Name:  Mark Shapiro
                                     Title:  Manager


                                ADVANTA BANK CORP.,
                                  Transferor and Servicer,



                                By:  /s/ Mark Hales
                                   ---------------------------------------------
                                      Name:  Mark Hales
                                     Title:  President



Acknowledged and Accepted:

BANKERS TRUST COMPANY
not in its individual capacity
but solely as Trustee


By: /s/ Peter Becker
   ----------------------------
       Name:  Peter Becker
       Title: Assistant Vice President




              [Signature Page to Transfer and Servicing Agreement]

                                                                      SCHEDULE A

                                List of Contracts

                              (Deemed Incorporated)

                                                                      SCHEDULE B

                           Location of Contract Files

                                                                      SCHEDULE C

                             Servicer's Certificate

                                (to be provided)

                                                                      SCHEDULE D

                              Officer's Certificate

                                (to be provided)


                                      D-1